UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 15, 2021 MEREDITH CORPORATION (Exact name of registrant as specified in its charter) Iowa 001-05128 42-0410230 (State or other jurisdiction of incorporation or organization) (Commission File Number) (I.R.S. Employer Identification No.) 1716 Locust Street, Des Moines, Iowa 50309-3023 (Address of principal executive offices) (ZIP Code) Registrant’s telephone number, including area code: (515) 284-3000 Former name or former address, if changed since last report: Not applicable Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol Name of each exchange on which registered Common Stock, par value $1 MDP New York Stock Exchange Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 2.02 Results of Operations and Financial Condition. Meredith Corporation ("Meredith") is filing this Form 8-K to provide unaudited condensed combined financial statements and accompanying notes of its wholly-owned subsidiary Meredith Holdings Corporation ("SpinCo") as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020. The financial statements of SpinCo have been prepared on a carve-out basis and exclude the historical net assets and results of operations of Meredith's local media business segment, in order to depict the previously-announced pending sale of Meredith's local media business segment. This sale will be effected by (i) a spin-off and distribution, in which Meredith shareholders will receive on a one-for-one basis shares of SpinCo, which will hold Meredith's digital and magazine businesses, the MNI and PeopleTV businesses and corporate operations, followed immediately by (ii) the merger of Meredith, holding the assets of the local media group segment, with a subsidiary of Gray Television, Inc. ("Gray"). These financial statements and accompanying notes are included in Exhibit 99 filed herewith and incorporated by reference into this Item 2.02. The information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of Meredith’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing. Item 9.01 Financial Statements and Exhibits (d) Exhibits 99 SpinCo Unaudited Condensed Combined Financial Statements 104 Cover Page Interactive Data File (formatted as Inline XBRL) Forward-Looking Statements This Current Report on Form 8-K and the Exhibit attached hereto contain certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting Meredith and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believe, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated. Statements in this Current Report on Form 8-K and the Exhibit attached hereto that are forward-looking, including statements related to the proposed merger, distribution and spin-off and the timing of the transactions, are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Meredith, Gray and SpinCo. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management's ability to separate the national media business into an independent publicly- traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect Meredith, Gray and SpinCo, please see the risk factors contained in Gray's Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and Meredith's Annual Report on Form 10-K for its fiscal year ended June 30, 2021, both of which are on file with the SEC. You should also read Meredith's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and Gray's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are also on file with the SEC. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Meredith, Gray and SpinCo. None of Meredith, Gray or SpinCo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date. Additional Information and Where to Find It This communication is not a solicitation of a proxy from any shareholder of Meredith. In connection with the transactions contemplated by the Merger Agreement, Meredith has filed relevant materials with the SEC, including a definitive proxy statement. In addition, SpinCo has filed a registration statement on Form 10 with respect to its common stock and class B common stock, which registration statement has been declared effective by the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, SPINCO, GRAY, MERGER SUB AND THE MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials, and any other documents filed by Meredith, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The documents filed by Meredith may also be obtained for free from the Meredith's Investor Relations web site (http://ir.meredith.com) or by directing a request to the Meredith's Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622. Participants in the Solicitation Meredith and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the merger and spin-off. Information about Gray's directors and executive officers is available in Gray's definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith's directors and executive officers is available in Meredith's definitive proxy statement, dated October 27, 2021, for its 2021 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the merger and spin-off that Meredith filed with the SEC on November 8, 2021 and Form 10 registration statement that SpinCo filed with the SEC on November 9, 2021.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. MEREDITH CORPORATION Registrant /s/ Jason Frierott Jason Frierott Chief Financial Officer (Principal Financial and Accounting Officer) Date: November 15, 2021

Index to Condensed Combined Financial Statements Page Meredith Holdings Corporation Unaudited Condensed Combined Financial Statements Financial Statements Unaudited Condensed Combined Balance Sheets as of September 30, 2021 and December 31,2020 ............ F-2 Unaudited Condensed Combined Statements of Earnings (Loss) for the Nine Months Ended September 30, 2021 and 2020 ............................................................................................................................................ F-3 Unaudited Condensed Combined Statements of Comprehensive Income (Loss) for the Nine Months Ended September 30, 2021 and 2020 ............................................................................................................... F-4 Unaudited Condensed Combined Statements of Deficit for the Nine Months Ended September 30, 2021 and 2020 ........................................................................................................................................................... F-5 Unaudited Condensed Combined Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020 .................................................................................................................................................. F-6 Notes to Unaudited Condensed Combined Financial Statements .................................................................... F-7 Exhibit 99 F-1

Exhibit 99

FINANCIAL STATEMENTS

Meredith Holdings Corporation
Condensed Combined Balance Sheets
(Unaudited)

Assets	September 30, 2021	December 31, 2020
(In millions)		
Current assets		
Cash and cash equivalents	$ 268.7	$ 379.1
Accounts receivable, net	366.5	401.8
Inventories	29.7	33.8
Current portion of subscription acquisition costs	226.2	222.1
Other current assets	38.1	38.5
Total current assets	929.2	1,075.3
Property, plant, and equipment	530.5	527.5
Less accumulated depreciation	(295.4)	(271.2)
Net property, plant, and equipment	235.1	256.3
Operating lease assets	319.4	340.8
Subscription acquisition costs	178.5	212.8
Other assets	261.2	231.8
Intangible assets, net	828.0	864.6
Goodwill	1,606.1	1,606.5
Total assets	$ 4,357.5	$ 4,588.1
Liabilities and Deficit		
Current liabilities		
Current portion of long-term debt	$ 4.1	$ 4.1
Current portion of operating lease liabilities	28.7	28.0
Accounts payable	168.4	96.6
Accrued expenses and other liabilities	182.5	222.5
Current portion of unearned revenues	396.0	392.4
Total current liabilities	779.7	743.6
Long-term debt	2,743.5	2,985.2
Operating lease liabilities	373.4	395.0
Unearned revenues	215.6	254.5
Deferred income taxes	284.0	299.8
Other noncurrent liabilities	147.7	151.4
Total liabilities	4,543.9	4,829.5
Deficit		
Net investment by Meredith Corporation	(115.7)	(172.1)
Accumulated other comprehensive loss	(70.7)	(69.3)
Total deficit	(186.4)	(241.4)
Total liabilities and deficit	$ 4,357.5	$ 4,588.1

See accompanying Notes to Condensed Combined Financial Statements.

F-2

Meredith Holdings Corporation Condensed Combined Statements of Earnings (Loss) (Unaudited) Nine months ended September 30, 2021 2020 (In millions) Revenues Advertising related .................................................................................................... $ 735.3 $ 691.4 Consumer related ....................................................................................................... 748.9 721.9 Other .......................................................................................................................... 59.4 50.6 Total revenues ....................................................................................................... 1,543.6 1,463.9 Operating expenses Production, distribution, and editorial ....................................................................... 507.0 476.4 Selling, general, and administrative .......................................................................... 833.6 776.2 Acquisition, disposition, and restructuring related activities ..................................... (51.1) 20.2 Depreciation and amortization ................................................................................... 72.6 126.7 Impairment of goodwill and other long-lived assets ................................................. — 342.9 Total operating expenses ...................................................................................... 1,362.1 1,742.4 Income (loss) from operations ................................................................................ 181.5 (278.5) Non-operating income, net ........................................................................................ 3.7 6.3 Interest expense, net .................................................................................................. (130.1) (113.2) Earnings (loss) from continuing operations before income taxes ............................. 55.1 (385.4) Income tax benefit (expense) ..................................................................................... (17.2) 83.8 Earnings (loss) from continuing operations ............................................................... 37.9 (301.6) Earnings from discontinued operations, net of income taxes .................................... — 4.6 Net earnings (loss) .................................................................................................... $ 37.9 $ (297.0) See accompanying Notes to Condensed Combined Financial Statements. Exhibit 99 F-3

Meredith Holdings Corporation Condensed Combined Statements of Comprehensive Income (Loss) (Unaudited) Nine months ended September 30, 2021 2020 (In millions) Net earnings (loss) ..................................................................................................... $ 37.9 $ (297.0) Other comprehensive income (loss) Pension and other postretirement benefit plans activity, net of income taxes ........... (0.1) 1.3 Foreign currency translation adjustment ................................................................... (1.3) (4.3) Total other comprehensive loss ............................................................................ (1.4) (3.0) Comprehensive income (loss) ................................................................................. $ 36.5 $ (300.0) See accompanying Notes to Condensed Combined Financial Statements. Exhibit 99 F-4

Exhibit 99

Meredith Holdings Corporation
Condensed Combined Statements of Deficit
(Unaudited)

(In millions)	Net Investment by Meredith Corporation	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2020	$ (172.1)	$ (69.3)	$ (241.4)
Net earnings	37.9	—	37.9
Other comprehensive loss, net of income taxes	—	(1.4)	(1.4)
Net transfers from Meredith Corporation	18.5	—	18.5
Balance at September 30, 2021	$ (115.7)	$ (70.7)	$ (186.4)

(In millions)	Net Investment by Meredith Corporation	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2019	$ 638.6	$ (59.8)	$ 578.8
Net loss	(297.0)	—	(297.0)
Other comprehensive loss, net of income taxes	—	(3.0)	(3.0)
Net transfers to Meredith Corporation	(663.2)	—	(663.2)
Cumulative effect adjustment for adoption of Accounting Standards Update 2016-13	1.6	—	1.6
Balance at September 30, 2020	$ (320.0)	$ (62.8)	$ (382.8)

See accompanying Notes to Condensed Combined Financial Statements.

F-5

Meredith Holdings Corporation Condensed Combined Statements of Cash Flows (Unaudited) Nine months ended September 30, 2021 2020 (In millions) Cash flows from operating activities Net earnings (loss) ..................................................................................................... $ 37.9 $ (297.0) Adjustments to reconcile net earnings (loss) to net cash provided by operating activities Depreciation .......................................................................................................... 35.9 38.0 Amortization ......................................................................................................... 36.7 88.7 Non-cash lease expense ........................................................................................ 21.4 21.0 Share-based compensation .................................................................................... 11.1 11.4 Deferred income taxes .......................................................................................... (15.7) (61.5) Amortization of original issue discount and debt issuance costs .......................... 9.4 6.6 Gain on sale of assets, net ..................................................................................... (94.9) (7.8) Loss on extinguishment of debt ............................................................................ 11.9 — Write-down of impaired assets ............................................................................. — 342.9 Fair value adjustments to contingent consideration .............................................. (1.9) (0.3) Other operating, net .............................................................................................. (0.4) (0.3) Changes in assets and liabilities, net of acquisitions ............................................ 45.0 60.5 Net cash provided by operating activities .................................................................. 96.4 202.2 Cash flows from investing activities Acquisitions of and investments in businesses and assets, net of cash acquired .. — (0.1) Net proceeds from disposition of assets, net of cash sold .................................... 59.1 45.3 Additions to property, plant, and equipment ........................................................ (17.6) (21.6) Other ..................................................................................................................... 9.7 3.0 Net cash provided by investing activities .................................................................. 51.2 26.6 Cash flows from financing activities Net transfers from (to) Meredith Corporation ...................................................... 5.6 (674.5) Proceeds from issuance of long-term debt ............................................................ — 779.8 Repayments of long-term debt .............................................................................. (261.7) (151.0) Debt issuance costs paid ....................................................................................... — (3.0) Payment of acquisition-related contingent consideration ..................................... (1.3) — Financing lease payments ..................................................................................... (0.5) (0.5) Net cash used in financing activities ......................................................................... (257.9) (49.2) Effect of exchange rate changes on cash and cash equivalents ................................. (0.1) 0.2 Net increase (decrease) in cash and cash equivalents ................................................ (110.4) 179.8 Cash and cash equivalents at beginning of period ..................................................... 379.1 21.0 Cash and cash equivalents at end of period ......................................................... $ 268.7 $ 200.8 See accompanying Notes to Condensed Combined Financial Statements. Exhibit 99 F-6

Meredith Holdings Corporation Notes to Condensed Combined Financial Statements (Unaudited) 1. Summary of Significant Accounting Policies Background and Nature of Operations—Meredith Holdings Corporation (Meredith or the Company) is a diversified media company. On May 3, 2021, Meredith Corporation announced its intent to separate its local media group and national media group operations into two independent companies by distributing (the Distribution) to Meredith Corporation’s shareholders, on a pro rata basis, the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly-owned subsidiary of Meredith Corporation, which will hold Meredith Corporation’s national media group and corporate functions following the separation (collectively, the Spin-Off). As part of this announcement, Meredith Corporation, Gray Television, Inc., a Georgia corporation, and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly-owned subsidiary of Gray Television, Inc. (Gray Merger Sub), entered into an Agreement and Plan of Merger (the Gray Merger Agreement), as amended June 2, 2021 and October 6, 2021, to effect the acquisition of Meredith Corporation by Gray Television, Inc., immediately after and subject to the consummation of the Spin-Off (as described above), through the merger of Gray Merger Sub with and into Meredith Corporation (the Gray Merger), with Meredith Corporation surviving the Gray Merger as a wholly‑owned subsidiary of Gray Television, Inc. As a result of the Distribution and Spin-Off and immediately prior to the Gray Merger, Meredith Corporation will hold the local media group only. The combined financial statements reflect the historical results of operations, financial positions, and cash flows of Meredith Holdings Corporation. The Company, upon consummation of the transaction, will consist of Meredith Corporation’s historical national media group (comprising its digital and magazine segments), along with MNI Targeted Media (MNI), the People broadcast television show, and corporate functions. The Company has two reportable segments: digital and magazine. The digital segment includes digital and mobile media, digital relationship marketing, brand licensing, and other related operations. The magazine segment includes magazine publishing, customer relationship marketing, performance marketing, database-related activities, and other related operations. Meredith’s operations are diversified geographically primarily within the United States (U.S.), and the Company has a broad customer base. Basis of Presentation—The condensed combined financial statements of the Company were prepared in connection with the anticipated transaction and have been derived from the Consolidated Financial Statements and accounting records of Meredith Corporation (Parent) as if it were operated on a standalone basis during the periods presented. Meredith does not have any off-balance sheet arrangements. The accompanying unaudited condensed combined financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (U.S. GAAP) for complete financial statements. These condensed combined financial statements should be read in conjunction with the Company's audited combined financial statements dated September 1, 2021, for the years ended December 31, 2020, 2019, and 2018. The condensed combined financial statements as of and for the nine months ended September 30, 2021 and 2020, are unaudited but, in management's opinion, include all adjustments necessary for a fair presentation of the results of interim periods. All such adjustments are of a normal recurring nature. The year-end Condensed Combined Balance Sheet as of December 31, 2020, was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. Interim results may vary significantly as the economic impact of the COVID-19 pandemic continues to evolve. The extent to which the evolving COVID-19 pandemic impacts the Company's combined financial statements will depend on a number of factors, including the magnitude and duration of the pandemic. There remains risk that COVID-19 could have material adverse impacts on future revenue growth as well as overall profitability. Exhibit 99 F-7

The Condensed Combined Statements of Earnings (Loss) and Condensed Combined Statements of Comprehensive Income (Loss) of the Company reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, employee benefits administration, occupancy, corporate administration, aviation, legal, sourcing, corporate development, finance, human resources, communications, information technology, and other shared services. These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of relative revenues, salaries, headcount, or other relevant measures. Management of the Company and Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Company. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in areas such as selling and marketing, information technology, and infrastructure. The Condensed Combined Balance Sheets of the Company include Parent assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and affiliates in which Parent has a controlling financial interest or is the primary beneficiary. Parent uses a centralized cash management strategy where cash balances are comingled for all of Parent’s businesses. The Company will assume the cash of Parent upon consummation of the transaction. Accordingly, cash and cash equivalents recorded in the Condensed Combined Balance Sheets represents cash legally held by the Company. All of Parent’s long-term debt and debt-related interest cost incurred has been attributed to the Company for the periods presented. Parent sponsors various pension and postretirement benefit plans for eligible Company employees and retirees. Parent-sponsored plans in which the Company’s employees participate are accounted for as single-employer benefit plans in the combined financial statements because the Company will become the sponsor of the plans upon consummation of the transaction. Accordingly, the net benefit obligation, plan assets, and related accumulated other comprehensive loss amounts for these plans are included in the Company’s Combined Balance Sheets. The net periodic pension cost included in the Company’s Condensed Combined Statements of Earnings (Loss) includes the cost allocated to the Company for Company employees and on the basis of revenues when a basis of direct attribution was not identifiable. The Company’s employees have historically participated in Parent’s share-based compensation plans. Share-based compensation expense has been allocated to the Company for Company employees based on the awards and terms previously granted to the Company’s employees as well as an allocation of Parent’s corporate and shared functional employee expenses on the basis of revenues when a basis of direct attribution was not identifiable. Income tax benefit (expense) in the combined financial statements has been calculated on a separate-return method. Under the separate-return method of allocation, the separate financial statements determine current and deferred tax expense or benefit for the period as if the group member was required to file a separate tax return. The Company’s historical operations are included in the tax returns of Meredith Corporation. As the separate legal entities that make up the Company’s business were not historically held by a single legal entity, net investment by Meredith Corporation is shown in lieu of shareholders’ equity in these combined financial statements. Net investment by Meredith Corporation represents Meredith Corporation’s interest in the recorded assets of the Company and the cumulative investment by Meredith Corporation in the Company through the periods presented, inclusive of operating results. The financial position and operating results of the Company's foreign operations are consolidated using primarily the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Translation gains or losses on assets and liabilities are included as a component of accumulated other comprehensive loss. Exhibit 99 F-8

Exhibit 99

Revenue Recognition (Contract Balances)—The timing of Meredith's performance under its various contracts often differs from the timing of the customer's payment, which results in the recognition of a contract asset or a contract liability. A contract asset is recognized when a good or service is transferred to a customer, and the Company does not have the contractual right to bill for the related performance obligations. Due to the nature of its contracts, the Company does not have significant contract assets. A contract liability is recognized when consideration is received from the customer prior to the transfer of goods or services. Current portion of contract liabilities were $396.0 million and $392.4 million at September 30, 2021 and December 31, 2020, respectively, and are presented as current portion of unearned revenues on the Condensed Combined Balance Sheets. Noncurrent contract liabilities were $215.6 million and $254.5 million at September 30, 2021 and December 31, 2020, respectively, and are reflected as unearned revenues on the Condensed Combined Balance Sheets. Revenue of $324.1 million and $373.7 million recognized in the nine months ended September 30, 2021 and 2020, respectively, were in contract liabilities at the beginning of the periods.

2. Inventories

Major components of inventories are summarized below.

(In millions)	September 30, 2021	December 31, 2020
Raw materials	$ 15.8	$ 16.6
Work in process	11.9	14.6
Finished goods	2.0	2.6
Inventories	$ 29.7	$ 33.8

3. Discontinued Operations and Dispositions

Discontinued Operations

Shortly after the Company's acquisition of Time Inc. in 2018, it announced the planned sale of certain brands and investments. The sales of the brands and investments was completed by the end of the first quarter of 2020. FanSided was sold in January 2020 to an unrelated third party for $16.4 million. The investment in Xumo was sold to an unrelated third party in February 2020 for $37.4 million at close and a $4.3 million note receivable, which was collected in the first quarter of 2021. The sales resulted in a $8.6 million gain. The revenues and expenses of these businesses were included in the earnings from discontinued operations, net of income taxes line on the Condensed Combined Statements of Earnings (Loss) for the periods prior to their sales. Discontinued operations relate to both the digital and magazine segments.

Amounts applicable to discontinued operations on the Condensed Combined Statements of Earnings (Loss) were as follows:

Nine Months Ended September 30,	2020
(In millions)	
Revenues	$ 1.3
Costs and expenses	(1.2)
Interest expense	(0.1)
Gain on disposal	9.3
Earnings before income taxes	9.3
Income tax expense	(4.7)
Earnings from discontinued operations, net of income taxes	$ 4.6

The Company did not allocate interest to discontinued operations unless the interest was directly attributable to the discontinued operations or was interest on debt that was required to be repaid as a result of the disposal transaction. Interest expense included in discontinued operations reflected an estimate of interest expense related to the debt that was repaid with the proceeds from the sales of the businesses.

F-9

The discontinued operations did not have depreciation, amortization, or significant non-cash investing items for the nine months ended September 30, 2020. Dispositions In January 2021, Meredith sold the Travel + Leisure trademark and other related assets, including the Travel + Leisure travel clubs, to an unrelated third party for $100.0 million, which included $35.0 million of cash at closing and a non-interest bearing note receivable of $65.0 million. Payments on the note receivable are due annually with $20.0 million received in June 2021. The remaining payments will be completed by June 2024. The $65.0 million note receivable was discounted by $3.7 million utilizing an interest rate reflecting the borrower’s specific credit risk. The sale resulted in a gain of $97.6 million, which was recorded in the acquisition, disposition, and restructuring related activities line on the Condensed Combined Statements of Earnings (Loss). Meredith entered into a 30-year royalty-free licensing relationship to license back the Travel + Leisure brand and continues to publish the magazine and operate the Travel + Leisure media platforms. Refer to Note 4 for additional information related to the intangible assets associated with this sale. Meredith continued to provide accounting, finance, human resources, information technology, and certain support services for a short period of time under Transition Services Agreements (TSAs) with certain buyers. In addition, Meredith continues to provide consumer marketing, information technology, subscription fulfillment, paper purchasing, printing, and other services under Outsourcing Agreements (OAs) with certain buyers. The remaining OAs have terms up to approximately two years, subject to renewal. Income of $1.2 million and $2.4 million for the nine months ended September 30, 2021 and 2020, respectively, earned from performing services under the OAs was recorded in the other revenue line on the Condensed Combined Statements of Earnings (Loss). Income of less than $0.1 million and $1.8 million for the nine months ended September 30, 2021 and 2020, respectively, earned from performing services under the TSAs was recorded as a reduction to the selling, general, and administrative expense line on the Condensed Combined Statements of Earnings (Loss). Exhibit 99 F-10

Exhibit 99

4. Intangible Assets and Goodwill

Intangible assets consisted of the following:

	September 30, 2021			December 31, 2020		
(In millions)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Intangible assets subject to amortization						
Digital						
Advertiser relationships	$ 95.4	$ (95.4)	$ —	$ 95.9	$ (93.3)	$ 2.6
Publisher relationships	10.3	(3.1)	7.2	10.3	(2.2)	8.1
Partner relationships	3.2	(0.8)	2.4	3.2	(0.6)	2.6
Customer relationships	7.1	(4.0)	3.1	7.1	(2.9)	4.2
Other	19.6	(14.8)	4.8	20.3	(13.0)	7.3
Magazine						
Advertiser relationships	127.6	(127.6)	—	127.6	(124.1)	3.5
Publisher relationships	122.5	(64.2)	58.3	122.5	(51.0)	71.5
Partner relationships	95.0	(58.1)	36.9	95.0	(46.2)	48.8
Customer relationships	0.9	(0.4)	0.5	66.7	(66.0)	0.7
Other	15.6	(3.8)	11.8	3.6	(3.3)	0.3
Total	$ 497.2	$ (372.2)	125.0	$ 552.2	$ (402.6)	149.6
Intangible assets not subject to amortization						
Digital						
Trademarks			29.7			29.7
Internet domain names			8.3			8.3
Magazine						
Trademarks			665.0			677.0
Total			703.0			715.0
Intangible assets, net			$ 828.0			$ 864.6

Amortization expense was $36.7 million and $88.7 million for the nine months ended September 30, 2021and 2020, respectively. Annual amortization expense for intangible assets is expected to be as follows: $46.4 million in 2021, $38.9 million in 2022, $37.4 million in 2023, $21.6 million in 2024, and $3.6 million in 2025.

As discussed in Note 3, in January 2021, Meredith sold the Travel + Leisure trademark. The trademark had a recorded value of $12.0 million and was not subject to amortization. As part of the agreement, Meredith retained certain rights to utilize the Travel + Leisure brand and therefore established an intangible asset subject to amortization related to these rights at an initial value equal to the sold trademark.

During the first quarter of 2020, the Parent experienced revenue declines, primarily related to advertising cancellations and delays, as advertisers faced economic challenges caused by the COVID-19 pandemic. These declines caused the Parent to revise forecasts and to determine that it had a triggering event to test the value of intangible assets not subject to amortization for impairment as of March 31, 2020. As a result, the Parent recorded non-cash impairment charges of $21.2 million related to trademarks, which were recorded in the impairment of goodwill and other long-lived assets line of the Condensed Combined Statements of Earnings (Loss). For purposes of the condensed combined financial statements, the impairment charges were allocated to the Company's segments on a direct basis, $16.2 million in the magazine segment and $5.0 million in the digital segment. These impairment charges partially impaired the trademarks for the magazines.com, Entertainment Weekly, Shape, EatingWell, and Cooking Light brands. No other impairments of indefinite-lived intangible assets were recorded as a result of the Parent's 2020 impairment tests.

F-11

Exhibit 99

The Company is required to evaluate goodwill for impairment on an annual basis or when events occur or circumstances change that would indicate the carrying value exceeds the fair value. The Company's goodwill reporting units were determined to be digital and magazine. The Company allocated goodwill and prior impairment charges of the Parent's national media group to its reporting units on the basis of relative fair value.

During the first quarter of 2020, Parent determined that interim triggering events, including declines in the price of Parent's stock and the economic downturn caused by COVID-19, required an interim evaluation of goodwill at March 31, 2020. The impairment test determined the carrying amount of the Parent's national media reporting unit exceeded its estimated fair value. As a result, the Parent, and, accordingly, the Company recorded an impairment charge of $246.3 million to reduce the carrying value of goodwill, which was recorded in the impairment of goodwill and other long-lived assets line of the Condensed Combined Statements of Earnings (Loss). For purposes of the combined financial statements, $118.6 million of the impairment charge was allocated to the digital segment and $127.7 million was allocated to the magazine segment. The Company recorded an income tax benefit of $25.6 million related to this goodwill impairment charge. The Parent performed its 2020 annual goodwill impairment test using qualitative assessments as of its measurement date and based on the results of the assessments, there was no further indication of impairment.

Changes in the carrying amount of goodwill were as follows:

Nine months ended September 30,	**2021**			**2020**		
(In millions)	**Goodwill**	**Accumulated Impairment Loss**	**Net Carrying Amount**	**Goodwill**	**Accumulated Impairment Loss**	**Net Carrying Amount**
Digital						
Balance at beginning of period	$ 892.3	$ (118.6)	$ 773.7	$ 892.7	$ —	$ 892.7
Acquisition adjustments	—	—	—	(0.4)	—	(0.4)
Impairment	—	—	—	—	(118.6)	(118.6)
Balance at end of period	892.3	(118.6)	773.7	892.3	(118.6)	773.7
Magazine						
Balance at beginning of period	960.5	(127.7)	832.8	960.3	—	960.3
Foreign currency translation	(0.4)		(0.4)	0.1		0.1
Impairment	—		—	—	(127.7)	(127.7)
Balance at end of period	960.1	(127.7)	832.4	960.4	(127.7)	832.7
Total	$ 1,852.4	$ (246.3)	$ 1,606.1	$ 1,852.7	$ (246.3)	$ 1,606.4

5. Restructuring Accrual

During the first quarter of 2021, the owner of the Departures brand announced it was transitioning to a digital-only platform. As a result, the Departures brand owner terminated its custom publishing agreement with Meredith. In connection with this transition, as well as other smaller calculation refinements, the Company recorded pre-tax restructuring charges totaling $1.7 million during the first nine months of 2021 for severance and related benefit costs associated with the involuntary termination of approximately 25 employees in the magazine segment. The majority of the severance costs will be paid during 2021, with the remainder to be paid in 2022. These costs were recorded in the acquisition, disposition, and restructuring related activities line on the Condensed Combined Statements of Earnings (Loss).

During the first nine months of 2020, management committed to a performance improvement plan to control costs. Actions included reallocating positions across the Company by shifting resources to the digital segment. In connection with this plan, the Company recorded pre-tax restructuring charges totaling $9.6 million for severance and related benefit costs associated with the involuntary termination of employees. These actions affected approximately 30 employees in the digital segment, 90 in the magazine segment, and 15 in unallocated corporate. The majority of the severance costs were paid during 2020 with the remainder in 2021. These costs were recorded in the acquisition, disposition, and restructuring related activities line on the Condensed Combined Statements of Earnings (Loss).

F-12

Exhibit 99

Details of the severance and related benefit costs by segment for these performance improvement plans are as follows:

Nine months ended September 30,	Amount Accrued in the Period 2021	Amount Accrued in the Period 2020	Total Amount Expected to be Incurred
(in millions)			
Digital	$ —	$ 0.9	$ —
Magazine	1.6	7.2	1.6
Unallocated Corporate	0.1	1.5	0.1
	$ 1.7	$ 9.6	$ 1.7

Details of changes in the Company's restructuring accrual related to employee terminations are as follows:

Nine months ended September 30,	2021	2020
(In millions)		
Balance at beginning of period	$ 5.7	$ 19.3
Accruals	1.7	9.6
Cash payments	(5.6)	(15.5)
Reversal of excess accrual	—	(3.6)
Balance at end of period	$ 1.8	$ 9.8

As of September 30, 2021, the $1.8 million was classified as current liabilities on the Condensed Combined Balance Sheets.

6. Long-term Debt

Long-term debt consisted of the following:

	September 30, 2021			December 31, 2020		
(In millions)	Principal Balance	Unamortized Discount and Debt Issuance Costs	Carrying Value	Principal Balance	Unamortized Discount and Debt Issuance Costs	Carrying Value
Variable-rate credit facility						
Senior credit facility term loan, due January 31, 2025	$ 1,062.5	$ (9.7)	$ 1,052.8	$ 1,062.5	$ (11.7)	$ 1,050.8
Senior credit facility incremental term loan, due January 31, 2025	404.9	(17.0)	387.9	408.0	(20.5)	387.5
Revolving credit facility of $350 million, due January 31, 2023	—	—	—	—	—	—
Senior Unsecured Notes						
6.875% senior notes, due February 1, 2026	1,022.9	(12.1)	1,010.8	1,272.9	(17.4)	1,255.5
Senior Secured Notes						
6.500% senior notes, due July 1, 2025	300.0	(3.9)	296.1	300.0	(4.5)	295.5
Total long-term debt	2,790.3	(42.7)	2,747.6	3,043.4	(54.1)	2,989.3
Current portion of long-term debt	(4.1)	—	(4.1)	(4.1)	—	(4.1)
Long-term debt	$ 2,786.2	$ (42.7)	$ 2,743.5	$ 3,039.3	$ (54.1)	$ 2,985.2

In the first nine months of 2021, the Company repurchased $250.0 million of its senior unsecured notes maturing in 2026 (2026 Senior Notes). This payment was made in advance of the scheduled maturity and thus was considered an extinguishment of the debt. Therefore, as a result of the prepayment, an extinguishment loss of $11.9 million was recognized in the first quarter of 2021 and was recorded in the interest expense, net line on the Condensed

F-13

Combined Statements of Earnings (Loss). This extinguishment loss included a premium paid on the repurchase of the 2026 Senior Notes of $8.6 million. 7. Income Taxes Our quarterly provision for income taxes is measured using an estimated annual effective tax rate, adjusted for the tax effect of discrete items within periods presented. For the nine months ended September 30, 2021 and September 30, 2020, the Company recorded tax expense of $17.2 million and tax benefit of $83.8 million, respectively. The tax expense for the nine months ended September 30, 2021 included non-deductible compensation and transaction costs offset by unrecognized tax benefits attributable to statute of limitation expirations. The tax benefit for the nine months ended September 30, 2020 is primarily due to the tax effect of the impairment charges for goodwill, operating leases and fixed assets. In this period, the Company recorded non-cash impairment charges of $342.9 million and an income tax benefit of $49.5 million for the deductible portion of the impairments. The Company incurred $33.5 million of investment banking, legal, accounting, and other professional fees and expenses in the first nine months of 2021 related to pending mergers. These costs are included in the acquisition, disposition, and restructuring related activities line in the Condensed Combined Statements of Earnings (Loss). The Company is currently assessing the deductibility of the transaction costs. Meredith is treating the costs as non‑deductible for income tax purposes until such time as the transaction is completed. This resulted in an increase in the Company’s effective tax rate for the nine months ended September 30, 2021. 8. Commitments and Contingencies Indemnifications Pursuant to the Gray Merger Agreement and Tax Matters Agreement entered into among Meredith Corporation, Gray Television, Inc., and Gray Hawkeye Stations, Inc., Gray Television, Inc. will become the primary obligor for Meredith Corporation taxes that are incurred prior to the transaction. The Company will indemnify Gray Television, Inc. for any taxes of Meredith Corporation or the Company during the pre-closing period, including certain taxes attributable to the transaction. As the indemnification is contingent upon the transaction, the Company has not established an accrued asset or liability for the indemnification in the combined financial statements. Due to the inherent difficulty of predicting the consummation date of the transaction and the amounts payable or receivable under the indemnification, the Company cannot predict the total indemnification amount or timing of payment. Lease Guarantees The Company guarantees two leases of entities previously sold, one through January 2023 and another through November 2030. The carrying value of those guarantees, which are recorded in other noncurrent liabilities on the Condensed Combined Balance Sheets, was $1.9 million and $2.1 million at September 30, 2021 and December 31, 2020, respectively, and the maximum obligation for which the Company would be liable if the primary obligors fail to perform under the lease agreements is $11.6 million as of September 30, 2021. Legal Proceedings In the ordinary course of business, the Company is a defendant in or party to various legal claims, actions, and proceedings. These claims, actions, and proceedings are at varying stages of investigation, arbitration, or adjudication, and involve a variety of areas of law. On October 26, 2010, the Canadian Minister of National Revenue denied the claims by Time Inc. Retail (formerly Time/Warner Retail Sales & Marketing, Inc.) (TIR) for input tax credits in respect of goods and services tax that TIR had paid on magazines it imported into and had displayed at retail locations in Canada during the years 2006 to 2008, on the basis that TIR did not own those magazines and issued Notices of Reassessment in the amount of approximately C$52.0 million. On January 21, 2011, TIR filed an objection to the Notices of Reassessment with the Exhibit 99 F-14

Chief of Appeals of the Canada Revenue Agency (CRA), arguing that TIR claimed input tax credits only in respect of goods and services tax it actually paid and it is entitled to a rebate for such payments. On September 13, 2013, TIR received Notices of Reassessment in the amount of C$26.9 million relating to the same type of situation during the years 2009 to 2010, and TIR filed similar objections as for prior years. By letter dated June 19, 2015, the CRA requested payment of C$89.8 million, which includes interest accrued and stated that failure to pay may result in legal action. TIR responded by stating that collection should remain stayed pending resolution of the issues raised by TIR’s objection. Including interest accrued, the total of the reassessments claimed by the CRA for the years 2006 to 2010 was C$91.0 million as of November 30, 2015. The parties are engaged in mediation. On September 6, 2019, a shareholder filed a putative class action lawsuit in the U.S. District Court for the Southern District of New York against the Company, its Chief Executive Officer, and its Chief Financial Officer, seeking to represent a class of shareholders who acquired securities of the Company between May 10, 2018 and September 4, 2019 (the New York Action). On September 12, 2019, a shareholder filed a putative class action lawsuit in the U.S. District Court for the Southern District of Iowa against the Company, its Chief Executive Officer, its Chief Financial Officer, and its Chairman of the Board seeking to represent a class of shareholders who acquired securities of the Company between January 31, 2018 and September 5, 2019 (the Iowa Action). Both complaints allege that the defendants made materially false and/or misleading statements, and failed to disclose material adverse facts, about the Company’s business, operations, and prospects. Both complaints assert claims under the federal securities laws and seek unspecified monetary damages and other relief. On November 12, 2019, the plaintiff shareholder withdrew the New York Action, and the action has been dismissed. On November 25, 2019, the City of Plantation Police Officers Pension Fund was appointed to serve as lead plaintiff in the Iowa Action. On March 9, 2020, the lead plaintiff filed an amended complaint in the Iowa Action, seeking to represent a class of shareholders who acquired securities of the Company between January 31, 2018 and September 30, 2019. On June 22, 2020, the defendants filed a motion to dismiss the Iowa Action. On October 28, 2020, a U.S. District Judge granted defendants’ motion to dismiss, dismissing the Iowa Action with prejudice at plaintiffs’ cost due to plaintiffs’ failure to satisfy applicable pleading requirements. Specifically, the court held that plaintiffs had failed to plead any actionable misstatement or omission, scienter, or loss causation. On November 23, 2020, the lead plaintiff filed a notice of appeal of the District Court’s dismissal. The Eighth Circuit Court of Appeals issued an opinion on October 18, 2021, affirming the district court’s dismissal of the case and denial of leave to amend the complaint. The plaintiff had until November 1, 2021 to request re-hearing or review, but did not. Accordingly, the Eighth Circuit Court of Appeals issued its mandate, closing this case. The results of any such litigation, including the aforementioned class action lawsuits, investigations, and other legal proceedings are inherently unpredictable and expensive. Any claims against the Company, whether meritorious or not, could be time consuming, result in costly litigation, damage our reputation, require significant amounts of management time, and divert significant resources. If any of these legal proceedings were to be determined adversely to the Company, or the Company were to enter into a settlement arrangement, it could be exposed to monetary damages or limits on our ability to operate the business, which could have an adverse effect on the business, financial condition, and operating results. The Company establishes an accrued liability for specific matters, such as a legal claim, when the Company determines that a loss is probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters. In view of the inherent difficulty of predicting the outcome of litigation, claims, and other matters, the Company often cannot predict what the eventual outcome of a pending matter will be, or what the timing or results of the ultimate resolution of a matter will be. Accordingly, for the matters described above, the Company is unable to predict the outcome or reasonably estimate a range of possible loss. 9. Fair Value Measurements The Company estimates the fair value of financial instruments using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts the Company would realize upon disposition. Exhibit 99 F-15

The fair value hierarchy consists of three broad levels of inputs that may be used to measure fair value, which are described below: • Level 1 Quoted prices (unadjusted) in active markets for identical assets or liabilities; • Level 2 Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and • Level 3 Assets or liabilities for which fair value is based on valuation models with significant unobservable pricing inputs and which result in the use of management estimates. The following table sets forth the carrying value and the estimated fair value of the Company's financial instruments not measured at fair value in the Condensed Combined Balance Sheets: September 30, 2021 December 31, 2020 (In millions) Carrying Value Fair Value Carrying Value Fair Value Total long-term debt .......................................... $ 2,747.6 $ 2,850.4 $ 2,989.3 $ 3,030.1 The fair value of total long-term debt was based on pricing from observable market information obtained from a non-active market, therefore is included as a Level 2 measurement. The following tables summarize recurring and nonrecurring fair value measurements at September 30, 2021 and December 31, 2020, along with the corresponding impacts to the Condensed Combined Statements of Earnings (Loss), if any: September 30, 2021 (In millions) Total Level 1 Level 2 Level 3 Recurring fair value measurements Cash and cash equivalents - cash equivalents ...................... $ 87.5 $ 87.5 $ — $ — Accrued expenses Deferred compensation plans .......................................... $ 2.0 $ — $ 2.0 $ — Other noncurrent liabilities Contingent consideration ................................................ 1.0 — — 1.0 Deferred compensation plans .......................................... 13.2 — 13.2 — Total recurring liability fair value measurements ................ $ 16.2 $ — $ 15.2 $ 1.0 Exhibit 99 F-16

Exhibit 99

(In millions)	December 31, 2020 Total	Level 1	Level 2	Level 3	Nine months ended September 30, 2020 Total Losses
Recurring fair value measurements					
Cash and cash equivalents - cash equivalents	$ 110.4	$ 110.4	$ —	$ —	
Accrued expenses					
Contingent consideration	$ 2.5	$ —	$ —	$ 2.5	
Deferred compensation plans	3.0	—	3.0	—	
Other noncurrent liabilities					
Contingent consideration	1.7	—	—	1.7	
Deferred compensation plans	13.3	—	13.3	—	
Total recurring liability fair value measurements	$ 20.5	$ —	$ 16.3	$ 4.2	
Nonrecurring fair value measurements					
Net property, plant, and equipment (1)	$ 18.2	$ —	$ —	$ 18.2	$ (21.9)
Operating lease assets (2)	44.7	—	—	44.7	(53.5)
Intangible assets, net (3)	22.6	—	—	22.6	(21.2)
Goodwill (4)	1,606.3	—	—	1,606.3	(246.3)
Total nonrecurring fair value measurements	$ 1,691.8	$ —	$ —	$ 1,691.8	$ (342.9)

(1) Represents leasehold improvements and furniture and fixtures with a carrying value of $40.1 million partially impaired with its associated operating lease asset at March 31, 2020. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss). For further discussion, see below.

(2) Represents an operating lease asset with a carrying value of $98.2 million partially impaired at March 31, 2020. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss). For further discussion, see below.

(3) Represents five digital and magazine trademarks that were partially impaired at March 31, 2020. The assets had a carrying value of $43.8 million prior to the impairment. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss). For further details, refer to Note 4.

(4) Represents digital and magazine goodwill with a carrying value of $1,852.6 million partially impaired at March 31, 2020. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss). For further details, refer to Note 4.

The fair value of deferred compensation plans is derived from quotes of similar investments observable in the market, and thus represents a Level 2 measurement. The fair value of contingent consideration is based on estimates of future performance benchmarks established in the associated acquisition agreement and the amortization of the present value discount. This estimate is based on inputs not observable in the market and thus represents a Level 3 measurement. Estimate utilizes a discount rate of 3.50 percent.

The operating lease assets and net property, plant, and equipment are assets associated with the same leased space. These assets are measured on a non-recurring basis and the fair value was determined based on significant inputs not observable in the market and this represents a Level 3 measurement. As discussed in Note 3, the Company completed the sale of certain businesses acquired in connection with the Time acquisition. As a result of the dispositions and cost-reduction initiatives, the Company has two floors of vacant leased space at its location in New York City. The vacant space is presently held with the intent to sublease for the remainder of the lease term. The Company recognized an impairment charge of $75.4 million during the first quarter of 2020 related to the vacant space. Fair value was estimated using an income-approach based on management's forecast of future cash flows expected to be derived from the property based on current sublease market rent, which was negatively impacted by the effects of the COVID-19 pandemic. The charge was allocated on a pro-rata basis, $53.5 million to operating lease assets and $21.9 million to leasehold improvements and furniture and fixtures, and was recorded in the digital and magazine segments. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss).

F-17

The fair value of the trademarks and goodwill are measured on a non-recurring basis and was determined based on significant inputs not observable in the market and thus represents a Level 3 measurement. Key assumptions used to determine the fair value included discount rates, estimated cash flows, royalty rates, and revenue growth rates. The discount rate used was based on several factors, including market interest rates, a weighted average cost of capital analysis based on the target capital structure, and included adjustments for market risk and Company-specific risk. Estimated cash flows were based upon internally developed estimates and the revenue growth rates were based on industry knowledge and historical performance. For the intangible assets, the unobservable significant inputs included a discount rate of 11.00 percent, a royalty rate of 1.61 percent, and a terminal revenue growth rate of 1.00 percent, all weighted by relative fair values. For further discussion of the impairment of the trademark, refer to Note 4. The impairment charge was recorded in the impairment of goodwill and other long-lived assets line on the Condensed Combined Statements of Earnings (Loss). The following table represents changes in the fair value of liabilities subject to Level 3 measurement during the nine months ended September 30, 2021 and 2020. Nine months ended September 30, 2021 2020 (In millions) Contingent consideration Balance at beginning of period ................................................................................. $ 4.2 $ 5.2 Payments .................................................................................................................. (1.3) — Fair value adjustment of contingent consideration ................................................... (1.9) (0.3) Balance at end of period ........................................................................................... $ 1.0 $ 4.9 The fair value adjustment of contingent consideration was the change in the estimated earn-out payments based on projections of performance and the amortization of the present value discount. The fair value adjustment of contingent consideration was included in the selling, general, and administrative line on the Condensed Combined Statements of Earnings (Loss). Exhibit 99 F-18

Exhibit 99

10. Pension and Postretirement Benefit Plans

The following table presents the components of Parent's total net periodic benefit costs, prior to allocations discussed in Note 1:

Nine months ended September 30,	2021	2020
(In millions)		
Domestic Pension Benefits		
Service cost	$ 6.6	$ 7.1
Interest cost	2.0	3.2
Expected return on plan assets	(5.9)	(6.1)
Prior service cost amortization	0.3	0.3
Actuarial loss amortization	1.3	1.0
Net periodic benefit costs	$ 4.3	$ 5.5
International Pension Benefits		
Interest cost	$ 6.5	$ 10.0
Expected return on plan assets	(8.3)	(12.2)
Prior service credit amortization	0.2	0.2
Settlement charge	—	1.2
Net periodic benefit credit	$ (1.6)	$ (0.8)
Postretirement Benefits		
Interest cost	$ 0.2	$ 0.2
Actuarial gain amortization	(0.2)	(0.4)
Net periodic benefit credit	$ —	$ (0.2)

Net periodic benefit expense allocated to the Company and recognized in the Condensed Combined Statements of Earnings (Loss) under these plans totaled $1.5 million and $2.8 million for the nine months ended September 30, 2021 and 2020, respectively.

The international settlement charge recorded in the first quarter of 2020 was related to the final settlement of the Company's German plan.

The components of net periodic benefit costs (credit), other than the service cost component, are included in the non-operating income, net line on the accompanying Condensed Combined Statements of Earnings (Loss).

The amortization of amounts related to unrecognized prior service costs/credit and net actuarial gain/loss was reclassified out of other comprehensive loss as components of net periodic benefit costs (credit).

11. Financial Information about Industry Segments

Meredith is a diversified media company focused primarily on service journalism. On the basis of products and services, the Company has established two reportable segments: digital and magazine. Intersegment transactions are eliminated.

Management measures the performance of each segment based on two principal financial measures, operating profit and net earnings before interest expense, income taxes, depreciation, and amortization (EBITDA). Management uses these results, in part, to evaluate the performance of, and allocate resources to, each of these segments. Operating profit for segment reporting, disclosed below, is revenues less operating costs and unallocated corporate expenses. Segment operating expenses include allocations of certain centrally incurred costs such as employee benefits, occupancy, information systems, accounting services, internal legal staff, and human resources administration. These costs are allocated based on actual usage or other appropriate methods, primarily number of employees. Unallocated corporate expenses are corporate overhead expenses not attributable to the operating groups. Interest

F-19

Exhibit 99

income and expense are not allocated to the segments. In accordance with authoritative guidance on disclosures about segments of an enterprise and related information, EBITDA is not presented below.

The following table presents financial information by segment:

Nine months ended September 30,	2021	2020
(In millions)		
Revenues		
Digital		
Advertising	$ 361.1	$ 258.1
Third party sales	11.8	10.3
Total advertising related	372.9	268.4
Licensing	97.6	77.5
Performance marketing	79.4	62.1
Paid products	6.3	5.8
Total consumer related	183.3	145.4
Other	4.0	4.6
Total digital	560.2	418.4
Magazine		
Advertising	288.0	352.3
Third party sales	74.4	70.7
Total advertising related	362.4	423.0
Subscription	423.5	436.1
Newsstand	117.9	105.5
Performance marketing	38.6	40.0
Paid products	2.3	8.4
Total consumer related	582.3	590.0
Other	55.4	46.0
Total magazine	1,000.1	1,059.0
Intersegment revenue elimination	(16.7)	(13.5)
Total revenues	$ 1,543.6	$ 1,463.9
Segment profit (loss)		
Digital	$ 132.6	$ (127.1)
Magazine	136.8	(113.2)
Unallocated corporate	(87.9)	(38.2)
Income (loss) from operations	181.5	(278.5)
Non-operating income, net	3.7	6.3
Interest expense, net	(130.1)	(113.2)
Earnings (loss) from continuing operations before income taxes	$ 55.1	$ (385.4)
Depreciation and amortization		
Digital	$ 31.7	$ 53.8
Magazine	40.0	71.1
Unallocated corporate	0.9	1.8
Total depreciation and amortization	$ 72.6	$ 126.7

F-20

12. Related Party Disclosures The Company does not enter into transactions with related parties to purchase or sell goods or services in the ordinary course of business. Transactions between the Company and Parent are reflected in deficit in the Condensed Combined Balance Sheets as Net Investment by Meredith Corporation and in the Condensed Combined Statements of Cash Flows as a financing activity in Net transfers from (to) Meredith Corporation. The Condensed Combined Statements of Earnings (Loss) and Comprehensive Income (Loss) reflect allocations of Parent’s general corporate expenses including, but not limited to, executive management, employee benefits administration, occupancy, corporate administration, aviation, legal, sourcing, corporate development, finance, human resources, communications, information technology, and other shared services. These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of relative revenues, salaries, headcount, or other relevant measures. Corporate expenses of Parent not allocated to the Company and instead charged to related parties were $13.9 million and $11.3 million for the nine months ended September 30, 2021 and 2020, respectively. Management of the Company and Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Company. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in areas such as selling and marketing, information technology, and infrastructure. 13. Subsequent Events The Company has evaluated transactions that occurred through November 15, 2021, the date these financial statements were available for issuance, for the purposes of unrecognized subsequent events. On October 6, 2021, Meredith Corporation announced that Meredith Corporation and Meredith Holdings Corporation have entered into a definitive agreement to sell Meredith Holdings Corporation (which will hold the digital and magazine business segments) to About, Inc. (Dotdash), a wholly-owned subsidiary of IAC/ InterActiveCorp (the Dotdash Merger). Meredith Corporation currently expects the Spin-Off and the Gray Merger to be consummated in the fourth quarter of calendar year 2021 (subject to the satisfaction or waiver of closing conditions (including regulatory and shareholder approvals)). Completion of the Dotdash Merger is not a condition to the consummation of the Spin-Off or the Gray Merger, and for so long as the Gray Merger Agreement is in effect, the Dotdash Merger will not occur until after the closing of the Gray Merger. If the conditions to completing the Dotdash Merger have been satisfied, Meredith Holdings Corporation currently expects the Dotdash Merger to be consummated on the same day as, and following completion of, the Spin-Off and the Gray Merger. Exhibit 99 F-21